Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS TO THE COMPANY’S REGISTRATION STATEMENT ON FORM S-8

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (333-112569) of Ambient Corporation of our report dated March 11, 2009 relating to the financial statements which appears in this Form 10-K.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Certified Public Accountants

Saddle Brook NJ

March 11, 2009